UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2010

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
     At the Annual Meeting of Shareholders held on June 1, 2010, Dan A. Colussy retired as a director from the Board of Directors of Horizon Lines, Inc. (“Horizon”). Mr. Colussy did not stand for re-election to the Board of Directors and he ceased to be a member of the Board of Directors, the Compensation Committee of the Board and Nominating and Corporate Governance Committee of the Board as of June 1, 2010.
Item 5.07. Submission of matters to a Vote of Security Holders.
     Horizon held its Annual Meeting of Shareholders on June 1, 2010. At the meeting, shareholders elected each of the three nominees nominated by the Board of Directors to serve a three year term on the Horizon Board of Directors. In addition, shareholders ratified the appointment of Ernst & Young LLP as Horizon’s independent registered public accounting firm for fiscal 2010. Set forth below are the final voting results for each of the proposals.
Election of Director Nominees

Director	For	Withheld	Broker Non-Votes
Vern Clark	19,214,586	2,376,687	4,906,091
William J. Flynn	17,165,398	4,425,875	4,906,091
Stephen H. Fraser	19,199,978	2,391,295	4,906,091
Proposal to Ratify Appointment of Ernst & Young LLP as Independent Public Accountant

For	Against	Abstain	Broker Non-Votes
26,420,922	62,797	13,645	0
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: June 1, 2010	By:	/s/ Michael T. Avara

Michael T. Avara Senior Vice President and Chief Financial Officer